Exhibit 99.1

N E W S R E L E A S E

Contact:	Investor Relations Inquiries	Media Inquiries
	Jennifer Gilligan	Suzy Deprizio
	Senior Vice President, Finance & Investor Relations	Chief Marketing & Communications Officer
	(212) 549-1306	(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES INCREASED 2022 GUIDANCE AND VALUE CREATION UPDATES
•2022 Adjusted Diluted EPS of $5.55 to $5.70
•Reduces Real Estate Footprint, Resulting in Long-Term Savings and One-Time Costs
•Board Authorizes $3 Billion Increase to Stock Repurchase Program and New $1 Billion Debt Repurchase Program

ST. LOUIS, MISSOURI (June 17, 2022) - Centene Corporation (NYSE: CNC) will host its June investor day today. During the presentation, the Company will discuss its updated 2022 Premium and Service Revenues and Adjusted Diluted Earnings Per Share (EPS) guidance and provide updates on its Value Creation Plan. For 2022, the Company has increased its Premium and Service Revenues guidance range by $2.0 billion to a new range of $134.3 billion to $136.3 billion and has increased its Adjusted Diluted EPS guidance range by $0.15 to a new range of $5.55 to $5.70.

"We are pleased to report Centene’s business continues to perform well, and we are increasing our 2022 full year guidance. Our Value Creation Plan is operating at scale, and we are executing our capital allocation strategy through the increased stock repurchase program and new debt repurchase program. Overall, the work we are doing today not only positions Centene to deliver on our financial objectives but also to better serve our members, providers, and communities, now and in the future," said Sarah M. London, Chief Executive Officer of Centene.

The Company's 2022 financial guidance has been updated to reflect the following:

•Increased Medicaid premium revenue reflecting the assumed ongoing suspension of Medicaid eligibility redeterminations to November 1, 2022, and
•Favorable second quarter performance to date, primarily in Marketplace.

Following a strategic review of the Company's real estate portfolio as part of the Value Creation Plan and the adoption of a more modern, flexible work environment, the Company has initiated a reduction of its real estate footprint. As a result, the Company expects to record estimated pre-tax costs including impairments of approximately $750 million to $800 million attributable to leased space (reflecting a 65% decrease in domestic leased space), inclusive of the cost to decommission space and lease termination fees, and $750 million to $850 million attributable to owned real estate. The costs are expected to be recorded primarily during the second and third quarters of 2022 and will be recorded outside of Adjusted Diluted EPS. The Company expects to decrease its leased real estate expense by an annualized run rate of $180 million to $200 million.

In addition, in preparation for the Magellan Rx and PANTHERx divestitures, as well as planning for the future, the Company also announced today that its Board of Directors has authorized a $3.0 billion increase to the Company’s existing stock repurchase program and a new $1.0 billion debt repurchase program. The Company repurchased $200 million of stock in May 2022 and currently has $3.6 billion of authorization remaining.

The Company's guidance does not reflect the effects of the pending divestitures of Magellan Rx and PANTHERx.

Investor Day

The Company will host a virtual investor meeting on June 17, 2022, including a question-and-answer session. The event will begin promptly at 8:30 AM (Eastern Time). Investors and other interested parties can access the full Centene Investor Day event and presentation online at: https://investors.centene.com/news-events/events-presentations.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time.

The Company is unable to provide a reconciliation of its 2022 Adjusted Diluted EPS guidance range to the corresponding GAAP measure without unreasonable effort. This is due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the amount and/or timing of various items and the periods in which such items may be recognized, including costs related to lease impairments, owned real estate impairments, cost to decommission space, and lease termination fees that have not yet occurred and may be out of the Company's control or cannot be reasonably predicted. The Company currently estimates these lease and real estate costs to be in the range of $1.50 billion to $1.65 billion, on a pre-tax basis. However, the Company maintains its estimates of the amortization of acquired intangible assets of approximately $1.02 to $1.04 per diluted share (net of an estimated tax benefit of $0.32 to $0.33) and acquisition related expenses of approximately $0.19 to $0.21 per diluted share (net of an estimated tax benefit of $0.04 to $0.05) for the full year 2022.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to nearly 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare Prescription Drug Plans) as well as individuals and families served by the Health Insurance Marketplace, the TRICARE program, and individuals in correctional facilities. The Company also serves several international markets, and contracts with other healthcare and commercial organizations to provide a variety of specialty services focused on treating the whole person. Centene focuses on long-term growth and value creation as well as the development of its people, systems, and capabilities so that it can better serve its members, providers, local communities, and government partners.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, https://investors.centene.com/.

Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Centene (the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, value creation strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our recently completed acquisition of Magellan Health (the Magellan Acquisition), other recent and future acquisitions and dispositions, investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to: our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; the risk that the election of new directors, changes in senior management, and inability to retain key personnel may create uncertainty or negatively impact our ability to execute quickly and effectively; uncertainty as to the expected financial performance of the combined company following the recent completion of the Magellan Acquisition; the possibility that the expected synergies and value creation from the Magellan Acquisition or the acquisition of WellCare Health Plans, Inc.(the WellCare Acquisition) (or other acquired businesses) will not be realized, or will not be realized within the respective expected time periods; disruption from the integration of the Magellan Acquisition or from the integration of the WellCare Acquisition, unexpected costs, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; a downgrade of the credit rating of our indebtedness; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder that may result from changing political conditions, the new administration or judicial actions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; our ability to adequately price products; tax matters; disasters or major epidemics; changes in expected contract start dates; provider, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers); the difficulty of predicting the timing or outcome of legal or regulatory proceedings or matters, including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices, including at Envolve Pharmacy Solutions, Inc. (Envolve), as our pharmacy benefits manager (PBM) subsidiary, within the reserve estimate we recorded in 2021 and on other acceptable terms, or at all, or whether additional claims, reviews or investigations relating to our PBM business will be brought by states, the federal government or shareholder litigants, or government investigations; timing and extent of benefits from strategic value creation initiatives, including the possibility that these initiatives will not be successful, or will not be realized within the expected time periods; challenges to our contract awards; cyber-attacks or other privacy or data security incidents; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions; changes in expected closing dates, estimated purchase price and accretion for acquisitions; restrictions and limitations in connection with our indebtedness; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; availability of debt and equity financing, on terms that are favorable to us; inflation; foreign currency fluctuations; and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC), including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.